Portman
Limited

ACN 007 871 892
ABN 22 007 871 892

30 August 2006

Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6001
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344

(21 pages in total)

The Announcements Officer
Australian Stock Exchange (Sydney) Limited
Level 10
20 Bond Street
SYDNEY NSW 2001

Electronically Lodged

Dear Sir

NEWS RELEASE

Consolidated Financial Report for Half Year ended 30 June 2006

Please find attached Portman Limited’s Consolidated Financial Report for the Half Year ended 30 June 2006.

Yours faithfully

/s/ L. A. Kipfstuhl

L. Kipfstuhl
COMPANY SECRETARY

PORTMAN LIMITED
A.B.N. 22 007 871 892

CONSOLIDATED FINANCIAL REPORT
FOR THE HALF-YEAR
ENDED 30 JUNE 2006

PORTMAN LIMITED
A.B.N. 22 007 871 892
CORPORATE DIRECTORY

REGISTERED OFFICE	TREASURY ADVISER
Level 11 The Quadrant	Oakvale Capital Limited
1 William Street	Level 3, 50 Colin Street
Perth Western Australia 6000	WEST PERTH WA 6005
Telephone: 61 8 9426 3333	Telephone: 61 8 9460 5300
Facsimile: 61 8 9426 3344
Internet: www.portman.com.au	BOARD OF DIRECTORS
John S. Brinzo
AUDITORS	Chairman
Deloitte Touche Tohmatsu	Richard R. Mehan
Woodside Plaza, Level 14	Managing Director and Chief Executive Officer
240 St Georges Terrace	William R. Calfee
Perth WA 6000	Non-Executive Director
Telephone: 61 8 9365 7000	Donald J. Gallagher
Non-Executive Director
BANKERS	David H. Gunning
Commonwealth Bank of Australia Limited	Non-Executive Director
150 St Georges Terrace	Malcom H. Macpherson
Perth WA 6000	Non-Executive Director
Telephone: 61 8 9482 6325	Michael D. Perrott
Non-Executive Director
SOLICITORS
Blake Dawson Waldron	SENIOR MANAGEMENT
Exchange Plaza, Level 32	Shigeru Fujikawa
2 The Esplanade	General Manager - Marketing
PERTH WA 6000	Ron G. Graber
Telephone: 61 8 9366 8000	General Manager - Exploration
Leo A. Kipfstuhl
SHARE REGISTRY	General Manager – Finance & Administration and Company
Advanced Share Registry Services	Secretary
110 Stirling Highway	Phil S. Nolan
NEDLANDS WA 6009	General Manager - Operations
Telephone: 61 8 9389 8033	Kevin N. Watters
General Manager – Projects & Engineering

PORTMAN LIMITED
A.B.N. 22 007 871 892
HIGHLIGHTS FOR THE HALF-YEAR ENDED 30 JUNE 2006

Results for announcement to the market

	Percentage increase
	/ (decrease) from
	previous
	corresponding
	period	$ ‘000
Revenue from ordinary activities	30.9%	208,776
Profit from ordinary activities after tax attributable to members of the parent entity	30.6%	52,298
Net profit for the period attributable to members of the parent entity	30.6%	52,298
Amount per security and franked amount per security of final and interim dividends	N/A	N/A
Record date for determining entitlements to the dividends (if any)	N/A	N/A

Iron Ore Division

Koolyanobbing Project –

•	Plant throughput increasing but still below the 8 Mtpa rate.

•	All 8 Mtpa infrastructure complete and commissioned.

•	Demand remains extremely strong, especially for fine ore.

Cockatoo Island Project -

•	Production proceeding according to plan with an average 2.5 shipments per month.

•	Drilling program at eastern end of main pit completed.

•	Resource evaluation will precede a decision of construction of a third stage of the sea wall project.

Marketing

Iron ore prices settled at a 19% increase to the benchmark price for lump and fine ore.

Corporate

No dividend has been declared for the first half of 2006.

Outlook

Richard Mehan, Managing Director stated that the delay in completion of the expansion project will reduce Portman’s estimated 2006 total sales volume to 7.5 million tonnes. “Cost pressures remain extremely strong. Salaries, fuel, consumables and construction costs are of particular concern. A lack of skilled contractor personnel and a high level of churn in operators and supervisors is hindering Portman’s ability to fully utilise infrastructure”.
•

The directors of Portman Limited (“Portman” or “the Company”) submit herewith the financial report of Portman Limited and its subsidiaries (“the Consolidated Entity”) for the half-year ended 30 June 2006. In order to comply with the provisions of the Corporations Act 2001, the directors report as follows:

(a) Directors

The names of the directors of Portman Limited in office during or since the end of the half-year are:

John S. Brinzo Richard R. Mehan William R. Calfee Donald J. Gallagher David H. Gunning Malcolm H. Macpherson Michael D. Perrott

All directors held office throughout the period.

(b) Auditor’s Independence Declaration

The auditor’s independence declaration is included on page 9.

(c) Review of operations

Iron Ore Division

Koolyanobbing Project
Operations January – June 2006

Mining performance at Windarling/Mt Jackson remains below budget. Maintaining an appropriate level of supervision and skilled operators is proving difficult.

Haulage is proceeding smoothly with all but two of the BGC new road trains now operational. Widening of the haul road is almost complete.

Plant operations continued to improve on both an hourly throughput and tonnes per month basis but remain below an 8 Mtpa rate. Take away rates on the main conveyors from the old section of the plant may require modification.

Meetings have been held with the new above rail operator (Queensland Rail) and track owners (Babcock and Brown Infrastructure). A contract variation for railing above 6 Mtpa has been concluded with the operator. Rail performance at around 95% is satisfactory.

Production and shipments for the half-year were as follows:

Processed	6 Months Ended		Year Ended 31 December
	30 June 2006	30 June 2005	2005	2004	2003
Ore processed (thousand tonnes)	2,981	2,817	5,797	5,190	4,914

Ore shipments (thousand tonnes)	2,915	2,710	5,793	5,379	4,715

Cockatoo Island Joint Venture
Operations January – June 2006

Most of the waste from Stages 1 & 2 of the Seawall Project has been removed. Mining is in steady state and the planned shipping rate of around 115,000 tonnes per month is being achieved.

An exploration drilling program has been undertaken at the far eastern end of the main orebody. If assays and mine schedules confirm adequate tonnage, a third stage of the seawall project is possible. A decision on the extension will be made in the third quarter.

Production and shipments for the half-year were as follows:

	6 Months Ended		Year Ended 31 December
	30 June 2006	30 June 2005	2005	2004	2003
Ore processed (thousand tonnes)	609	513	1,142	618	591

Ore shipments (thousand tonnes)	622	528	1,124	680	561

All figures shown above are quoted in 100% terms. Portman has a 50% ownership interest in the Cockatoo Island Joint Venture.

Marketing

Iron ore prices settled at a 19% increase to the benchmark price for lump and fine ore.

Exploration

The Koolyanobbing, Mt Finnerty, Perrinvale and Cockatoo Island JV project areas have been the focus of exploration activity during the half-year. A summary of drilling activity is as follows:

Project	Drill Type	# of Holes	Metres
Koolyanobbing	Reverse Circulation	65	6,148

	Diamond	9	739

Mt Finnerty	Reverse Circulation	28	1,497

Cockatoo Island JV	Reverse Circulation	39	1,608

	Totals	141	9,992

Koolyanobbing Project Area

Reverse circulation drilling activity consisted of in-fill drill programs at the C and W2 deposits and step-out drill programs at the D and F North deposits. The best intercepts for the reporting period are presented in the following tabulation:

			Fe%	SiO2%	A12O3%	P%	S%
C Deposit
KCRC139	13	metres at	59.63	6.04	0.19	0.034	0.016	from	38	Metres
	21	metres at	62.29	1.72	0.35	0.013	0.054	from	134	Metres

KCRC 146	27	metres at	62.11	1.11	1.14	0.011	0.171	from	12	Metres
	18	metres at	61.35	0.88	0.81	0.009	0.107	from	48	Metres

KCRC 154	49	metres at	62.92	1.62	0.45	0.008	0.038	from	53	Metres

KCRC155	30	metres at	59.16	2.64	0.93	0.059	0.038	from	14	Metres
	21	metres at	60.37	2.54	0.58	0.048	0.013	from	48	Metres

F North

KFRC227	38	metres at	61.34	3.70	1.72	0.141	0.036	from	44	Metres

KFRC230	18	metres at	59.74	3.13	1.26	0.050	0.032	from	1	Metres

KFRC231	27	metres at	61.03	4.16	1.03	0.015	0.061	from	58	Metres

KFRC239	17	metres at	60.58	3.31	1.33	0.054	0.049	from	19	Metres

W2 Deposit

W2RC123	11	metres at	64.75	2.98	2.26	0.059	0.013	from	126	Metres
	11	metres at	64.51	2.65	1.16	0.106	0.024	from	152	Metres

W2RC124	11	metres at	65.45	2.21	1.59	0.088	0.013	from	86	Metres
	16	metres at	66.03	2.49	0.92	0.091	0.012	from	110	Metres
	15	metres at	66.36	1.62	1.10	0.097	0.012	from	135	Metres

The C deposit drilling consisted of a 26 hole in-fill drill program aimed at conversion of previously reported inferred resources to an indicated JORC classification. An updated resource estimate for the C deposit will be completed in the 3rd quarter 2006.

At D deposit, a 16 hole step-out drill program totalling 1,159 metres was completed. The drill target is a lens of outcropping mineralization extending south from the present D deposit mining area. Assay results are not yet available.

At F North step-out drilling consisting of 20 holes during the reporting period completes a 76 hole-5,585 metre program initiated in 2005. The F North mineralization consists of narrow discontinuous lenses of bedded goethite-hematite mineralization. This mineralization is not presently incorporated into Portman’s resource estimates. Geologic modelling is underway.

W2 deposit drilling consisted of 3 deep holes for 534 metres to enhance spatial control for proposed mining advance. Information from these holes is being utilized to optimize pit design.

A diamond drilling program consisting of 3 drill holes in each of the C, F and J5 deposits was conducted during the reporting period for a total of 739 metres. The PQ-sized drill core is earmarked for metallurgical testing.

Mt. Finnerty Project Area

The Mt Finnerty project area is located 65 kilometres east of the Koolyanobbing Range and is covered by an iron ore joint venture agreement with Reed Resources executed in the 3rd quarter 2005. The geology of the project area consists of the north-westerly trending Watt Hills greenstone belt containing lenses of variably mineralized and lateritised banded iron formation over a 30 kilometre strike length.

A scout reverse circulation drilling program at Mt Finnerty was completed during the reporting period.

The main objective was determining the depth extent of surface-mapped mineralisation at 7 of 9 prospects identified. Only one of the 7 prospects drilled intersected significant mineralization below surface. Best assay results at this prospect are as follows

Mt Finnerty			Fe%	SiO2%	A12O3%	P	%	S	%

MFRC023	12	metres at	60.09	2.94	2.20		0.078	0.295		from	5	Metres

MFRC024	10	metres at	59.88	3.54	1.67		0.096	0.139		from	16	Metres

MFRC025	21	metres at	59.72	2.77	2.74		0.116	0.159		from	13	Metres

MFRC026	22	metres at	58.72	3.59	3.03		0.126	0.140		from	22	Metres

Reconnaissance drilling at the other six Mt Finnerty prospects returned results with only thin bands of iron enrichment approaching ore grade mineralisation. Follow-up work is warranted in the vicinity of the mineralization intersected in drill holes MFRC023-026. This work will include detailed geological mapping and surface sampling to better delineate prospective zones within the BIF units prior to further drilling.

Perrinvale Project Area

The Perrinvale project area comprises two Portman exploration licences (E29/565 and E30/291) located approximately 90km west of Menzies. Reconnaissance mapping has been conducted revealing the presence of a number of predominantly goethitic mineralised outcrops. 68 rock chip samples have been collected within the project area with the following results for samples exceeding 58% Fe:

E_MGA_Z51	N_MGA_Z51	FE	SiO2	Al203	P	S	LOl

224271	6734383	66.89	2.06	0.70	0.068	0.017	1.20

225042	6730714	63.64	1.63	1.02	0.063	0.054	5.86

223681	6742106	63.28	4.41	1.18	0.054	0.063	3.37

225088	6730310	63.15	1.83	0.48	0.066	0.140	6.40

222368		62.75	1.65	0.48	0.186	0.029	7.51

222370	6745867	61.57	2.35	0.17	0.167	0.011	8.94

217087	6764202	60.61	7.84	0.59	0.045	0.024	4.32

217157	6763538	60.60	4.81	3.72	0.019	0.040	4.38

224448	6733098	60.09	2.65	0.38	0.023	0.056	10.05

222517	6744074	59.96	5.83	2.75	0.041	0.183	4.63

224496	6732833	59.85	6.44	2.28	0.039	0.116	4.83

222570	6744068	59.45	4.80	2.31	0.098	0.200	6.30

224221		59.25	9.22	0.44	0.047	0.047	5.14

225051	6730657	59.20	6.99	1.89	0.056	0.085	5.82

220301	6736098	58.58	4.74	2.25	0.082	0.259	7.80

225134	6730955	58.12	8.42	0.56	0.066	0.047	6.56

Cockatoo Island Joint Venture

A resource definition reverse circulation drill program aimed at establishing a JORC-compliant indicated resource estimate for a Stage 3 eastern extension of the Seawall Hematite orebody was completed during the reporting period. This eastern extension underlies the present fixed plant infrastructure at Cockatoo. No assay results were available during the reporting period. Geologic modelling and resource estimation will be completed during the 3rd quarter 2006.

Corporate

No dividend has been declared for the first half of 2006.

(d) Rounding of amounts to nearest thousand dollars

The Consolidated Entity is of the kind specified in Australian Securities and Investments Commission Class Order 98/0100 dated 10 July 1998, and in accordance with that Class Order amounts in the directors’ report and the half-year financial report are rounded off to the nearest thousand dollars unless otherwise indicated.

Signed in accordance with a resolution of directors made pursuant to s.306(3) of the Corporations Act 2001.

On behalf of the Directors

/s/ John S. Brinzo	/s/ R. R. Mehan

J S Brinzo Chairman 30 August 2006 Perth, Western Australia	R R Mehan Managing Director

Deloitte
Deloitte Touche Tohmatsu

A.C.N.74 490 121 060

Woodside Plaza

Level 14

240 St Georges Terrace

Perth WA 6000

GPO Box A46

Perth WA 6837 Australia

DX 206 Tel: +61 (0) 8 9365 7000 Fax: +61 (0) 8 9365 7001 www.deloitte.com.au

The Board of Directors

Portman Limited

Level 11

1 William Street

PERTH WA 6000

30 August 2006

Dear Board Members

AUDITOR’S INDEPENDENCE DECLARATION TO PORTMAN LIMITED

In accordance with section 307C of the Corporations Act 2001, I am pleased to provide the following declaration of independence to the directors of Portman Limited.

As lead audit partner for the review of the financial statements of Portman Limited for the half year ended 30 June 2006, I declare that to the best of my knowledge and belief, there have been no contraventions of:

(i)	The auditor independence requirements of the Corporations Act 2001 in relation to the review; and

(ii)	Any applicable code of professional conduct in relation to the review.

Yours sincerely

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

/s/ A. T. Richards

A T Richards
Partner
Chartered Accountants

Liability limited by a scheme approved under Professional Standards Legislation.

© Deloitte Touche Tohmatsu Limited, August, 2006

Deloitte	Deloitte Touche Tohmatsu A.C.N.74 490 121 060 Woodside Plaza Level 14 240 St Georges Terrace Perth WA 6000 GPO Box A46 Perth WA 6837 Australia

DX 206 Tel: =61 (0) 8 9365 7000 Fax: =61 (0) 8 9365 7001 www.deloitte.com.au

Independent review report to the Members of Portman Limited

Scope

The financial report and directors’ responsibility

The financial report comprises the balance sheet, income statement, cash flow statement, statement of changes in equity, selected explanatory notes and the directors’ declaration for the consolidated entity for the half-year ended 30 June 2006 as set out on pages 12 to 20. The consolidated entity comprises both Portman Limited (the company) and the entities it controlled at the end of the half-year or from time to time during the half-year.

The directors of the company are responsible for the preparation and true and fair presentation of the financial report in accordance with Accounting Standards in Australia and the Corporations Act 2001. This includes responsibility for the maintenance of adequate financial records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report.

Review Approach

We have performed an independent review of the financial report in order to state whether, on the basis of the procedures described, anything has come to our attention that would indicate that the financial report is not presented fairly in accordance with the Corporations Act 2001 and Accounting Standard AASB 134 “Interim Financial Reporting”, so as to present a view which is consistent with our understanding of the consolidated entity’s financial position, and performance as represented by the results of its operations, its changes in equity and its cash flows, and in order for the company to lodge the financial report with the Australian Securities and Investments Commission.

Our review was conducted in accordance with Australian Auditing Standards applicable to review engagements. A review is limited primarily to inquiries of the entity’s personnel and analytical procedures applied to the financial data. These procedures do not provide all the evidence that would be required in an audit, thus the level of assurance provided is less than given in an audit. We have not performed an audit and, accordingly, we do not express and audit opinion.

Member of Deloitte Touche Tohmatsu

Liability limited by a scheme approved under Professional Standards Legislation.

Statement

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half-year financial report of Portman Limited is not in accordance with the Corporations Act 2001, including:

(a)	Giving a true and fair view of the consolidated entity’s financial position as at 30 June 2006 and of its performance for the half-year ended on that date; and

(b)	Complying with Accounting Standard AASB 134 “Interim Financial Reporting” and the Corporations Regulations 2001.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

/s/ A. T. Richards

A T Richards
Partner
Chartered Accountants
Perth, 30 August 2006

PORTMAN LIMITED

DIRECTORS’ DECLARATION
FOR THE HALF-YEAR ENDED 30 JUNE 2006

The directors declare that:

(a)	in the directors’ opinion, there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable; and

(b)	in the directors’ opinion, the attached financial statements and notes thereto are in accordance with the Corporations Act 2001, including compliance with accounting standards and giving a true and fair view of the financial position and performance of the consolidated entity.

Signed in accordance with a resolution of the directors, made pursuant to s 303(5) of the Corporations Act 2001.

On behalf of the Directors

/s/ John S. Brinzo	/s/ R. R. Mehan

J S Brinzo Chairman 30 August 2006 Perth, Western Australia	R R Mehan Managing Director

PORTMAN LIMITED
CONSOLIDATED INCOME STATEMENT
FOR THE HALF-YEAR ENDED 30 JUNE 2006

			Consolidated
			30 June	30 June
			2006	2005
	Notes		$ ’000	$ ’000

Revenue from sale of product	2	(a)	208,776	159,538
Cost of sales			(109,331)	(73,120)

Gross profit			99,445	86,418

Other revenues	2	(a)	2,053	1,483
Other income	2	(a)	(165)	1,052
Shipping and selling expenses			(21,075)	(15,944)
Marketing expenses			(683)	(510)
Administrative expenses			(3,034)	(11,068)
Finance costs	2	(b)	(1,701)	(1,410)
Other expenses	2	(b)	(549)	(3,050)

Profit before income tax expense			74,291	56,971

Income tax expense			(21,993)	(16,911)

Profit for the period			52,298	40,060

Profit attributable to members of the parent entity			52,298	40,060

Earnings per share:

Basic (cents per share)			29.77	22.80

Diluted (cents per share)			29.77	22.80

Notes to the financial statements are included on pages 17 to 20.

PORTMAN LIMITED
CONSOLIDATED BALANCE SHEET
AS AT 30 JUNE 2006

		Consolidated
		30 June	31 December
		2006	2005
	Notes	$ ’000	$ ’000

CURRENT ASSETS
Cash and cash equivalents		39,276	74,507
Held to maturity investments		5,000	—
Trade and other receivables		50,452	23,523
Inventories		57,242	47,194
Other financial assets		5,177	4,105
Other assets		410	656

TOTAL CURRENT ASSETS		157,557	149,985

NON-CURRENT ASSETS
Trade and other receivables		1,375	1,770
Inventories		38,558	25,760
Other financial assets		1,194	953
Property, plant and equipment		215,720	193,547

TOTAL NON-CURRENT ASSETS		256,847	222,030

TOTAL ASSETS		414,404	372,015

CURRENT LIABILITIES
Trade and other payables		45,997	50,997
Borrowings		3,625	3,729
Current tax payables		20,589	25,066
Provisions		7,120	3,983
Other financial liabilities		741	3,256

TOTAL CURRENT LIABILITIES		78,072	87,031

NON-CURRENT LIABILITIES
Borrowings		37,861	40,150
Deferred tax liabilities		6,508	6,744
Provisions		8,599	7,712
Other financial liabilities		797	2,673

TOTAL NON-CURRENT LIABILITIES		53,765	57,279

TOTAL LIABILITIES		131,837	144,310

NET ASSETS		282,567	227,705

EQUITY
Issued capital		105,774	105,774
Reserves		3,407	843
Retained earnings		173,386	121,088

TOTAL EQUITY		282,567	227,705

Net tangible assets per security		$1.61	$1.30

Notes to the financial statements are included on pages 17 to 20.

PORTMAN LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE HALF-YEAR ENDED 30 JUNE 2006

		Consolidated
		30 June	30 June
		2006	2005
	Notes	$ ’000	$ ’000

Issued Capital
Balance at beginning of period		105,774	105,681
Proceeds from exercise of share options		-	93

Balance at end of period		105,774	105,774

Reserves
Hedging Reserve

Balance at beginning of period		843	—
Opening adjustment to hedge reserve for the fair value of hedges at 1 January 2005:
Fair value of hedges		—	27,855
Deferred tax on fair value of hedges		—	(8,022)

Cash flow hedges:
Gain/(loss) taken to equity		4,422	(1,293)
Transferred to profit or loss for the period		(758)	(12,570)
Income tax on items taken directly to or transferred from equity		(1,100)	4,159

Balance at end of period		3,407	10,129

Retained Earnings
Balance at beginning of period		139,166	55,373
Retained earnings adjustment on transition to AASB139:
Option premium expense net of tax		—	(449)
Retained earnings adjustment due to change in accounting policies:
Write back of exploration and evaluation expenditure net of tax		(17,309)	(15,724)
Write back of deferred waste net of tax		(769)	(858)

Adjusted opening retained earnings		121,088	38,342

Adjustment to profit due to change in accounting policies:
Write back of exploration and evaluation expenditure net of tax		—	(572)
Write back of deferred waste net of tax		—	(448)

		—	(1,020)

Profit for the period		52,298	41,080

Balance at end of period		173,386	78,402

Notes to the financial statements are included on pages 17 to 20.

PORTMAN LIMITED
CONSOLIDATED CASH FLOW STATEMENT
FOR THE HALF-YEAR ENDED 30 JUNE 2006

	Consolidated
	30 June	30 June
	2006	2005
	$ ’000	$ ’000

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers	184,020	156,393
Payments to suppliers and employees	(161,694)	(110,658)
GST received	15,528	9,686
Interest received	2,003	949
Insurance proceeds received	—	601
Interest and other costs of finance paid	(1,428)	(1,198)
Income tax paid	(27,805)	(5,850)

Net cash flows provided by operating activities	10,624	49,923

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and equipment	(43,452)	(26,492)
Proceeds from sale of property, plant and equipment	73	130
Payment for foreign exchange option premiums	—	(1,982)

Net cash flows used in investing activities	(43,379)	(28,344)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of share options	—	93
Repayment of lease liabilities	(1,085)	(1,197)
Proceeds from borrowings	—	9,397
Repayment of borrowings	(1,391)	—

Net cash flows provided by/(used in) financing activities	(2,476)	8,293

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(35,231)	29,872

Cash and cash equivalents at the beginning of the period	74,507	17,753

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	39,276	47,625

Notes to the financial statements are included on pages 17 to 20.

Note 1. Summary of Accounting Policies

Basis of preparation

The condensed half-year financial report is a general purpose financial report prepared in accordance with the Corporations Act 2001 and AASB 134 ’Interim Financial Reporting’. Compliance with AASB 134 ensures compliance with International Reporting Standard IAS 34 ‘Interim Financial Reporting’. The half-year financial report does not include notes of the type normally included in an annual financial report and shall be read in conjunction with the most recent annual financial report. Except where indicated otherwise, all amounts are presented in Australia dollars.

The half-year financial report has been prepared on the basis of historical cost. Cost is based on the fair values of the consideration given in exchange for assets.

Significant accounting policies

The Consolidated Entity has changed its accounting policies during the half-year ended 30 June 2006 as follows:

1.	Exploration and evaluation expenditure

The previous accounting policy was as follows; “Costs incurred during exploration and evaluation related to an area of interest are accumulated. Costs are carried forward provided such costs are expected to be recouped through successful development, or by sale, or where exploration and evaluation activities have not at balance date reached a stage to allow a reasonable assessment regarding the existence of economically recoverable reserves. In these instances the entity must have rights of tenure to the area of interest and must be continuing to undertake exploration operations in the area”.

The revised policy is to expense exploration costs as incurred. Evaluation costs are expensed as incurred up until all final regulatory approvals have been granted. Evaluation costs incurred subsequent to this date are capitalised and amortised over the life of the area of interest.

The Consolidated Entity changed its accounting policy to more appropriately reflect the nature of exploration and initial evaluation expenditure as the expenditure itself does not necessarily lead to an increase in resources nor necessarily extend the life of the respective projects.

The effect on the previously reported Income Statement and Balance Sheet had the revised accounting policies always been applied was as follows:

	30 Jun 05			31 Dec 05
Income Statement	$	’000	Balance Sheet	$	’000

Cost of goods sold		612	Non-current assets
			Exploration and evaluation		(24,728)

Other expenses		(1,429)

			Non-current liabilities
Loss before income tax benefit		(817)	Deferred tax liability		7,419

Income tax benefit		245	Net assets		(17,309)

Loss for the period		(572)	Equity

			Retained earnings		17,309

Earnings per share
Basic (cents per share)		—	Total equity		17,309

Diluted (cents per share)		—

Note 1. Summary of Accounting Policies (continued)

2.	Deferred waste

The previous accounting policy was as follows: “The costs of waste mined from pits in advance of ore are deferred and recognised in the Balance Sheet on a unit of ore production basis using medium term schedule projections of recoverable ore reserves and waste stripping for each pit, and having regard to long term projections”.

The revised accounting policy is to expense deferred waste as incurred.

The Consolidated Entity changed its accounting policy to ensure that all waste costs will be accounted for consistently. This results in all waste costs being expensed as incurred in the Income Statement. In addition this policy change results in no management estimates being required as to what portion of waste should be capitalised verses expensed.

The effect on the previously reported Income Statement and Balance Sheet had the revised accounting policies always been applied was as follows:

	30 Jun 05			31 Dec 05
Income Statement	$	’000	Balance Sheet	$	’000

Cost of goods sold		(639)	Current assets

			Inventories		2,013
Loss before income tax benefit		(639)
			Non-current assets
Income tax benefit		191	Other assets		(3,111)

Loss for the period		(448)	Non-current liabilities

			Deferred tax liability		329

Earnings per share
Basic (cents per share)		—	Net assets		(769)

Diluted (cents per share)		—
			Equity
			Retained earnings		769

			Total equity		769

Note 2. Profit from Ordinary Activities

	Consolidated
	30 June 2006		30 June 2005
	$	’000	$	’000

The profit from ordinary activities before income tax is arrived at after:

(a) Profit from ordinary items is after crediting the following:
Sales revenue		208,776		159,538

Interest received from other corporations		1,899		1,000
Agency fee		154		483

Other revenues		2,053		1,483

Profit on sale of property, plant and equipment		73		83
Unwinding of discount on long term rail receivable		51		57
Fx gain/(loss)		(289)		311
Insurance recovery		—		601

Other income		(165)		1,052

(b) Profit from ordinary items is after charging the following expenses:

Finance costs
Interest paid / payable to other corporations		(465)		(179)
Unwinding of discount on rehabilitation provision and receivable		(274)		(212)
Finance lease charges		(962)		(1,019)

Total finance costs		(1,701)		(1,410)

Other expenses
Movement in fair value of time value on hedging instruments		2,040		(900)
Exploration and evaluation expenditure		(2,341)		(1,429)
Write down of inventories to net realisable value		—		(853)
Reversal of write down of inventories to net realisable value		—		132
Other		(248)		—

Total other expenses		(549)		(3,050)

(c) Other disclosures

Amortisation and Depreciation
Mine Assets		6,332		4,364
Plant and equipment		3,806		1,819
Plant and equipment under finance lease		987		840

Total		11,125		7,023

Note 3. Dividends

	30 June	30 June
	2006	2005
	$ ’000	$ ’000

Recognised Amounts

Dividends paid during the half-year
Fully franked dividends	—	—

	-	-

Note 4. Contingencies

Since the last annual reporting date, there has been no material change in any contingent liabilities or contingent assets.

Note 5. Subsequent Events

There has not been any matter or circumstance that has arisen since the period end that has affected or may significantly affect the operations of the Consolidated Entity, the results of those operations or the state of affairs of the Consolidated Entity in subsequent periods.

Note 6. Segment Information

(a)	Business Segment

The Consolidated Entity operates in one business segment – iron ore mining and exploration.

(b)	Geographic Segment

The Consolidated Entity operates in one geographic segment – Australia.

Note 7. Joint Venture

The Consolidated Entity has a 50% joint venture interest in the Cockatoo Iron Ore Joint Venture. The Consolidated Entity’s share of the results of this joint venture has been included in the Income Statement to 30 June 2006.

	Consolidated
	30 June	30 June
	2006	2005
	$ ’000	$ ’000

Share of joint venture profit before tax	6,179	3,577